Exhibit 99.1

CytomX Announces Full-Year 2016 Financial Results

SOUTH SAN FRANCISCO, Calif., March 2, 2017 (GLOBE NEWSWIRE) -- CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today reported full-year 2016 financial results.

As of December 31, 2016, CytomX had cash and cash equivalents and short-term investments of $181.9 million. Based upon its current operating plan, the Company expects its existing capital resources will be sufficient to fund operations into 2019.

“Over the past year, CytomX has transformed from a research organization to a clinical-stage company, bringing us one step closer to realizing our vision of transforming lives with safer and more effective therapies,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “With our lead program, CX-072, in the clinic and CX-2009 closely behind, together with our world-class pharmaceutical partnerships, we are advancing a broad and deep pipeline of differentiated Probody therapeutics that are focused on some of the most compelling targets for the treatment of cancer.”

2016 Business Highlights and Recent Developments

PROCLAIM-CX-072 (PD-L1 Probody) Program

•	Enrollment is underway in the PROCLAIM clinical study of CX-072, a PD-L1-targeting Probody therapeutic for the treatment of cancer patients.
•	Clinical data is expected to begin to emerge in late 2017, and throughout 2018.

CX-2009 (CD166 Probody Drug Conjugate) Program

•	Following completion of GMP manufacturing and GLP toxicity studies in 2016, the IND filing for CX-2009 remains on track for the first half of 2017.
•	CX-2009 is a first-in-class Probody drug conjugate targeting the highly expressed tumor antigen, CD166.
•	Clinical data is expected to begin to emerge in late 2017, and throughout 2018.

Partnerships

•	CytomX continues to forge biopharmaceutical partnerships that retain meaningful downstream rights to extend the reach of our technology and in order to fund its wholly-owned programs.
•	As part of our ongoing collaboration, Bristol-Myers Squibb selected the third and fourth targets and selected a CTLA-4 clinical candidate for a total of $25 million in payments to CytomX in 2016.
•

In April 2016, CytomX entered into a collaboration with AbbVie to co-develop and co-commercialize Probody Drug Conjugates against CD71 and up to two additional targets to be selected by AbbVie. CytomX received an upfront payment of $30 million.

Full-Year Financial Results

Cash, cash equivalents and investments totaled $181.9 million as of December 31, 2016, compared to $186.7 million as of December 31, 2015. The decrease reflects cash used in operations, partially offset by a $30 million upfront payment received from AbbVie in connection with the development and collaboration agreements entered into in April 2016, and $25 million in milestone payments received from Bristol-Myers Squibb in connection with its third target selection in January 2016, and fourth target selection in December 2016.

Research and development expenses were $54.8 million for the year ended December 31, 2016, compared to $28.4 million for the year ended December 31, 2015. The increase was primarily attributable to $9.6 million in manufacturing costs for the Company’s CX-072, CX-2009 and CX-2029 programs, $4.5 million in laboratory and professional services and supplies, $3.1 million in personnel-related expenses due to an increase in headcount, $3.1 million in non-cash stock-based compensation due to higher stock valuation, $2.4 million to advance CX-072 into Phase 1/2 clinical development, $1.7 million in royalty payments triggered by the payments from Bristol-Myers Squibb’s third and fourth target selections, clinical candidate selection, as well as upfront payments from AbbVie, and $1.6 million in facilities-related expenses due to a move to a larger facility in October 2016.

General and administrative expenses were $19.9 million for the year ended December 31, 2016, compared to $12.6 million for the year ended December 31, 2015. The increase was predominantly due to $3.2 million in non-cash stock based compensation due to higher stock valuation, $2 million in professional service and outside service expenses, $1.8 million in personnel-related expenses due to an increase in headcount and $0.4 million in facilities-related expense due to a move to a larger facility in October 2016.

About CytomX Therapeutics

CytomX is a clinical-stage, oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The Company uses its platform to create proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and develop first-in-class cancer therapeutics against difficult-to-drug targets, such as CD166. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues.  The Company’s lead program, CX-072, a wholly-owned PD-L1-targeting Probody therapeutic, is being evaluated in a Phase 1/2 study. The Investigational New Drug filing for CX-2009 is slated for the first half of 2017.  CX-2009 is a first-in-class Probody drug conjugate targeting the highly expressed tumor antigen, CD166.  Both clinical trials are modules within PROCLAIM (Probody Clinical Assessment In Man), an international umbrella clinical trial program that provides clinical trial sites with access to the company’s novel therapies under one central protocol. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential efficacy of CytomX’s product candidates, the Company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the Company’s Phase 1/2 clinical trial of CX-072 and the timing of any future clinical trials. One of our product candidates under our Probody platform is in the initial stages of clinical development and our other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict.  Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Communications Contact:

Canale Communications

Ian Stone

ian@canalecomm.com

619-849-5388

Investor Contact:

Trout Group

Pete Rahmer

prahmer@troutgroup.com

646-378-2973

CYTOMX THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2016	2015	2014
Revenues	$12,845	$5,941	$2,751
Revenues from related parties	2,198	1,771	2,326
Total revenues	15,043	7,712	5,077
Operating expenses:
Research and development	54,755	28,357	28,302
General and administrative	19,874	12,558	6,540
Total operating expenses	74,629	40,915	34,842
Loss from operations	(59,586)	(33,203)	(29,765)
Interest income	2,425	1,315	7
Interest expense	(1,689)	(1,732)	(487)
Other income (expense), net	(69)	(1,744)	(55)
Loss before provision for (benefit from) income taxes	(58,919)	(35,364)	(30,300)
Provision for (benefit from) income taxes	(19)	10	10
Net loss	(58,900)	(35,374)	(30,310)
Accretion to redemption value and cumulative dividends on preferred stock	—	(6,705)	(4,566)
Net loss attributable to common stockholders	$(58,900)	$(42,079)	$(34,876)
Net loss per share attributable to common stockholders, basic and diluted	$(1.63)	$(4.90)	$(35.25)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	36,234,732	8,595,247	989,453

CYTOMX THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$104,645	$59,822
Short-term investments	77,293	126,889
Accounts receivable	2,159	372
Related party accounts receivable	154	372
Prepaid expenses and other current assets	3,896	2,299
Total current assets	188,147	189,754
Property and equipment, net	4,392	3,481
Intangible assets	1,750	1,750
Goodwill	949	949
Restricted cash	917	917
Other assets	2,973	364
Total assets	$199,128	$197,215
Liabilities, Convertible Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$6,596	$4,697
Accrued liabilities	8,824	4,912
Deferred revenues, current portion	20,347	6,130
Total current liabilities	35,767	15,739
Deferred revenue, net of current portion	83,803	54,703
Deferred tax liability	513	507
Other long-term liabilities	566	198
Total liabilities	120,649	71,147
Stockholders' equity
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized at December 31, 2016 and 2015; no shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock, $0.00001 par value; 75,000,000 shares authorized at December 31, 2016 and 2015; 36,490,169 and 36,033,209 shares issued and outstanding at December 31, 2016 and 2015, respectively	1	1
Stockholders notes receivable	—	(78)
Additional paid-in capital	254,871	243,687
Accumulated other comprehensive loss	(27)	(76)
Accumulated deficit	(176,366)	(117,466)
Total stockholders' equity	78,479	126,068
Total liabilities, convertible preferred stock and stockholders' equity	$199,128	$197,215